                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_] Confidential, for Use of the
                                               Commission Only (as Permitted by
[X]  Definitive Proxy Statement                Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Electronic Arts
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 Electronic Arts
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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Notes:

                                                      [LOGO FOR ELECTRONIC ARTS]



June 26, 2000


DEAR FELLOW STOCKHOLDERS:

You are cordially invited to join us at the 2000 Annual Meeting of Stockholders that will be held at 207 Redwood Shores Parkway in Redwood City, California on July 27, 2000 at 3:00 p.m. At this meeting the stockholders will elect six Directors, vote to approve the 2000 Employee Stock Purchase Plan, confirm the appointment of KPMG LLP as our auditors for the next year and we will report on our performance in the last year and answer your questions. Our products will be on display before and after the meeting.

Enclosed with this Proxy Statement are your voting instructions and the 2000 Annual Report.

We know that it is not practical for most stockholders to attend the Annual Meeting in person. Whether or not you attend, your vote is important. You may vote your shares via the internet, or a toll-free telephone number. Instructions for using these services are provided on your proxy card. Of course you may still vote your shares on the proxy card.

I look forward to seeing you at the meeting.

Sincerely,

/s/ Lawrence F. Probst III

Lawrence F. Probst III
Chairman And Chief Executive Officer


Whether or not you plan to attend the Annual Meeting, we strongly encourage you to designate the proxies shown on the enclosed card to vote your shares. We are pleased to offer you three options for designating the proxies and indicating your voting preferences:

     (1) you may complete, sign, date and return by mail the enclosed proxy card
                                       OR
     (2) you may follow the instructions found on the proxy card and vote by telephone
                                       OR
     (3) you may follow the instructions found on the proxy card and vote via the internet

If you choose to vote via telephone or the internet, you will have a PIN number assigned to you on the proxy card that you will use to safeguard your vote.

[LOGO FOR ELECTRONIC ARTS]


                 Notice of 2000 Annual Meeting of Stockholders

DATE:  July 27, 2000

TIME:  3:00 P.M.

PLACE: ELECTRONIC ARTS HEADQUARTERS
       Auditorium - North Pole/South Pole
       207 Redwood Shores Parkway
       Redwood City, CA 94065

MATTERS TO BE VOTED UPON:

       1. Election of six Directors to hold office for a one-year term.
       2. Approval of the Electronic Arts Inc. 2000 Employee Stock Purchase Plan and reserving 500,000 shares of the Company's Class A common stock for issuance under the Plan.
       3. Ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2001, and
       4. Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

Stockholders owning Company shares at the close of business on June 1, 2000 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at the Company's headquarters prior to the meeting.

By Order of the Board of Directors,

/s/ Ruth A. Kennedy

Ruth A. Kennedy
Senior Vice President,
General Counsel and Secretary

                                PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2000 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set June 1, 2000 as the record date for the meeting. Stockholders who owned the Company's Class A common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 64,638,382 shares of the Company's Class A common stock outstanding on the record date. Stockholders who owned the Company's Class B common stock on that date are entitled to vote at and attend the meeting, with each share entitled to
 .05214 of one vote. There were 6,140,000 shares of the Company's Class B common stock outstanding on the record date, representing 320,139 votes.

Voting materials, which include the Proxy Statement, Proxy Card and 2000 Annual Report, are being mailed to stockholders on or about June 26, 2000.

In this Proxy Statement:

     .    "EA", "we" and "Company" mean Electronic Arts Inc.
     . "1991 Plan" means the Company's 1991 Stock Option Plan for Class A common stock.
     . "2000 Purchase Plan" means the Company's 2000 Employee Stock Purchase Plan for Class A common stock.
     . Holding shares in "street name" means your Company shares are held in an account at a brokerage firm.

                             QUESTIONS and ANSWERS


Q:   Why am I receiving this Proxy Statement and Proxy Card?
A:   This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision.

Q:   Who can vote at the Annual Meeting?
A:   Stockholders who owned EA's Class A and Class B common stock on June 1,
2000 may attend and vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to
 .05214 of one vote. There were 70,778,382 shares of the Company's Class A and Class B common stock outstanding on June 1, 2000, representing a total of 64,958,521 votes.

Q:   What is the Proxy Card?
A:   The proxy card enables you to appoint Lawrence F. Probst III and E. Stanton
McKee, Jr. as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Probst and Mr. McKee to vote your shares at the meeting, as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

If a proposal comes up for vote at the meeting that is not on the proxy card, Mr. Probst and Mr. McKee will vote your shares, under your proxy, according to their best judgment.

Q:   What am I voting on?
A:   We are asking you to:
     .    elect  six Directors
     . approve the Electronic Arts Inc. 2000 Employee Stock Purchase Plan and reserve 500,000 shares of the Company's Class A common stock for issuance under the Plan, and
     .    confirm the appointment of our auditors for fiscal year 2001

Q:   How do I vote?
A:   .    You may vote by mail
Complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you do not mark your voting instructions on the proxy card, your shares will be voted:
     .    for the election of six Directors
     .    for the approval of the 2000 Purchase Plan
     .    for the appointment of our auditors for fiscal year 2001

     .    You may vote by telephone
You may do this by following the "Vote by Telephone" instructions on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

     .    You may vote on the internet
You may do this by following the "Vote by Internet" instructions on your proxy card. If you vote by internet, you do not have to mail in your proxy card.

     .    You may vote in person at the meeting
You may complete the ballot we will pass out to any stockholder who wants to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting.

Q:   What does it mean if I receive more than one proxy card?
A:   It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Q:   What if I change my mind after I return my proxy?
A:   You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     .    sending a signed statement to the Company that the proxy is revoked,
     .    signing another proxy with a later date,
     . voting by telephone or on the internet (your latest telephone or internet vote is counted), or
     .    voting at the meeting.

Q:   Will my shares be voted if I do not sign and return my proxy card?
A:   If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

EA lists our Class A common stock on The Nasdaq Stock Market. Under the Nasdaq Rule 2260, brokerage firms are given authority to use New York Stock Exchange rules to vote customers' unvoted shares on some "routine" matters. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers' unvoted shares on non-routine matters. Unvoted shares are considered ineligible to vote on non-routine matters, rather than as a vote against the matters.

EA believes that all of our proposals described later under "Proposals To Be Voted On" are routine matters.

If you do not give a proxy to vote your shares, your brokerage firm may either:
     .    vote your shares on routine matters, or
     .    leave your shares unvoted

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker. You may have granted to your stockbroker discretionary voting authority over your account.

Q:   Who will count the votes?
A:   Employees of Norwest Shareholder Services will tabulate the votes and act as the inspectors of election.

Q:   How many shares must be present to hold the meeting?
A:   To hold the meeting and conduct business, a majority of EA's outstanding voting shares as of June 1, 2000 must be present at the meeting. On this date the Company had a total of 70,778,382 shares of Class A and Class B common stock entitled to vote a total of 64,958,521 votes. Shares representing a majority, or 32,479,261 of these votes must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:
     .    is present and votes in person at the meeting, or
     . has properly submitted a proxy card or voted via telephone or the internet.

Q:   How many votes must the nominees have to be elected as Directors?

A:   The six nominees receiving the highest number of "for" votes will be elected as Directors. This number is called a plurality.

Q:   What happens if one or more of the nominees is unable to stand for re-
election?
A:   The Board may reduce the number of Directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Lawrence F. Probst III and E. Stanton McKee can vote your shares for a substitute nominee. They cannot vote for more than six nominees.

Q:   How many votes must the 2000 Purchase Plan have to pass?
A:   To pass, the approval of the 2000 Purchase Plan must receive a "for" vote of a majority of the votes present at the meeting in person or by proxy.

Q:   How are votes counted?
A:   You may vote either "for" each nominee or withhold your vote. You may vote
"for", "against" or "abstain" on the proposals to approve the 2000 Purchase Plan, and for ratification of the independent auditors.

If you abstain from voting on the approval of the 2000 Purchase Plan, or on the auditors, it has the same effect as a vote against.

If you give your proxy without voting your instructions, your shares will be counted as a "for" vote in favor of each nominee and in favor of each proposal.

Q:   Where do I find the voting results of the meeting?
A:   We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second fiscal quarter of 2001. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Hotline at (650) 628-7352 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the internet through the SEC's electronic data system called EDGAR at www.sec.gov.

Q:   Why is EA adopting a new Purchase Plan?
A:   Our 1991 Purchase Plan will expire before the next stockholder meeting and we want to ensure that there are approved shares for employees to participate in this Equity Plan. The 2000 Purchase Plan permits the purchase of EA Class A common stock by employees of EA through payroll deductions and provides continuing opportunities for employees of EA to become stockholders.

Q:   How much did this proxy solicitation cost?
A:   The Company has retained Georgeson & Company Inc. to solicit proxies from stockholders at an estimated fee of $9,000 plus expenses. (Note that this fee does not include the costs of printing and mailing the proxy statements.) Some of the officers and other agents may also solicit proxies personally, by telephone and by mail. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

Q:   Whom can I call with any questions?
A:   You may call Norwest Bank Minnesota at 1-800-468-9716.

                           PROPOSALS TO BE VOTED ON

1.   Re-election of Directors

     Nominees for re-election this year are:
     .    M. Richard Asher
     .    William J. Byron
     .    Daniel H. Case III
     .    Gary M. Kusin
     .    Timothy Mott
     .    Lawrence F. Probst III

     The Board recommends a vote for these nominees.

     Each nominee is presently a Director of the Company and has consented to serve a one-year term.

2.   Approval of the 2000 Employee Stock Purchase Plan

     Our 1991 Purchase Plan will expire before the next stockholder meeting and our Board of Directors adopted the 2000 Purchase Plan on May 25, 2000. We are asking you to approve this Purchase Plan and to reserve 500,000 Class A common shares for issuance under this Plan. This will continue to provide employees of EA with a convenient means of acquiring equity in the Company through payroll deductions. It will also provide an incentive for continued employment. The expiration date of this Plan is May 25, 2010.

     The Board recommends a vote to approve the 2000 Employee Purchase Plan.

     If you would like more information about the 2000 Purchase Plan, a summary of its terms is included as an Appendix to this Proxy Statement.

3.   Approve The Appointment Of KPMG LLP, Independent Auditors

     KPMG LLP has audited the financial statements of EA and its consolidated subsidiaries since fiscal year 1987 and the Board has appointed them for fiscal year 2001. The Audit Committee and the Board believe that KPMG's long-term knowledge of EA and its subsidiaries is valuable to the Company. Representatives of KPMG have direct access to members of the Audit Committee and the Board.

     The Board recommends a vote to approve the appointment of KPMG LLP.

4.   Other Business

     The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, Lawrence F. Probst III and E. Stanton McKee, Jr. will vote, or otherwise act, in accordance with their judgment on such matters.

                              BOARD OF DIRECTORS

Biographies

M. Richard Asher
Director since 1984
Mr. Asher, age 68, is presently a consultant. He was a very Senior Executive Officer in the music and records business with CBS, Warner Brothers and PolyGram Records for over 20 years. Mr. Asher is a Director of several private companies.

William J. Byron
Director since 1989
Mr. Byron, age 67, is currently self-employed. From July 1985 through July 1988, he was President of Sanyo Electric Consumer Products Division. Mr. Byron was Vice Chairman of the Sanyo Fisher Corporation from January 1987 through July 1988.

Daniel H. Case III
Director since 1993
Mr. Case, age 42, is currently Chairman of the Board and Chief Executive Officer of Chase H & Q, a division of Chase Securities Inc., an investment banking and venture capital firm. Mr. Case serves on the Board of Directors of AMB Property Corp. and is the Chairman of the executive committee. Mr. Case joined Hambrecht & Quist in 1981 and has held positions in management, corporate finance, mergers and acquisitions and venture capital.

Gary M. Kusin
Director since 1995
Mr. Kusin, age 49, has been the President and Chief Executive Officer of HQ Global Workplaces, Inc., the world's largest provider of serviced offices since September of 1998. From March 1995 until August of 1998, Mr. Kusin was co-founder and Chairman of Kusin Gurwitch Cosmetics, LLC. From 1983 through February of 1995, Mr. Kusin was the President of Babbages, Inc.

Timothy Mott
Director since 1990
Mr. Mott, age 51, is currently a partner of Ironwood Capital. Mr. Mott was a co-founder of the Company and was employed by the Company from 1982 to 1990 in a variety of capacities including Senior Vice President of Business Development and Managing Director of Electronic Arts (UK) Limited. Mr. Mott serves on the Board of Directors of Audible, Inc. (ADBL).

Lawrence F. Probst III
Director since 1991
Mr. Probst, age 50, has been employed by EA since 1984. He has served as Chairman of the Board since July 1994, and Chief Executive Officer since May 1991. Previously Mr. Probst served as President from 1991 until 1998 and Senior Vice President of EA Distribution from 1987 to 1991. Mr. Probst is also a member of the Board of Directors of MP3.com, Inc.

Number of Directors
-------------------

At the Meeting, stockholders will elect Directors to hold office until the next Annual Meeting. The Company's Board currently has six members and all six Directors are nominees for re-election this year. Shares represented by the proxy will be voted for the election of the six nominees recommended by EA's management unless the Proxy is marked to "withhold authority" to so vote.

BOARD AND COMMITTEE MEETINGS

The Company held four regular Board meetings and one special telephone meeting and the Directors approved two Actions by Written Consent in the 2000 fiscal year. Each Director attended at least 90% of all Board and applicable committee meetings during the year. This table describes the Board's committees.








-----------------------------------------------------------------------------------------------
 Name of Committee and                                                   Number of Committee
     Members                     Functions of the Committee              Meetings in FY 2000
-----------------------------------------------------------------------------------------------
Audit                      .    Meets with EA's independent
-----                           auditors to review the                            1
M. Richard Asher                Company's internal control                 Regular Meeting
Timothy Mott                    systems, financial reporting
Gary M. Kusin                   procedures and the general                        4
                                scope and results of the                  Telephone Meetings
                                Company's annual audit
                           .    Reviews the fees charged by the
                                independent auditors
                           .    Recommends to the Board the
                                selection of independent
                                auditors
-----------------------------------------------------------------------------------------------
Compensation               .    Administers all EA's employee,                    4
------------                    Director and non-employee                 Telephone Meetings
M. Richard Asher                equity plans. Determines the
William J. Byron                compensation of the executive                     13
Daniel H. Case III              officers. Reviews and approves:           Actions by Written
                                .   Compensation philosophy                     Consent
                                .   Programs for annual
                                    and long-term executive
                                    compensation
                                .   Material employee benefit plans
-----------------------------------------------------------------------------------------------
Nominating                 .    Recommends prospective
----------                      Director nominees                                 1
M. Richard Asher           .    Endorses the slate of Directors           Telephone Meeting
Timothy Mott                    for election at the Annual
Lawrence F. Probst III          Meeting
-----------------------------------------------------------------------------------------------

DIRECTOR COMPENSATION

Mr. Probst, the Company's Chief Executive Officer, is not paid additional compensation for his services as a Director. During fiscal 2000, compensation for non-employee Directors included the following stock and cash elements:

CASH COMPENSATION

 .    $16,000 annual retainer
 .    $1,200 for each Board meeting attended
 .    $950 for each telephone Board meeting attended
 .    $1,000 for each Committee meeting attended
 .    $750 for each telephone Committee meeting attended
 .    $1,000 per day, with the approval of the Board of Directors to individual
     Directors for special assignments

STOCK COMPENSATION

Under the Directors' Plan, non-employee Directors receive an automatic grant of options to purchase 8,000 shares of Class A common stock upon re-election. New Directors would receive a grant of 25,000 shares to purchase Class A common stock under the Directors' Plan.

Under the Board Stock Ownership Guidelines, each non-employee Director is also required, by May of 2001, to own EA Class A common shares having a value of at least 3 years annual retainer.

The annual option grant to purchase 8,000 shares of Class A common stock under the Directors' Plan to non-employee Directors was made on July 29, 1999, on the date of their re-election to the Board, at an exercise price of $57.9375 per share.

Upon approval of the Directors' Plan by the stockholders in July 1998, non-employee Directors may elect to receive all or part of their cash compensation in the Company's Class A common stock.

On March 22, 2000, the stockholders approved the Class B Equity Incentive Plan. Under this plan, each new non-employee Director or each non-employee Director who was in office on March 22, 2000, will receive an initial automatic grant of options to purchase 10,000 shares of Class B common stock. Upon re-election to the Board each non-employee Director will automatically be granted an Option to purchase 2,500 shares of Class B common stock.

                            PRINCIPAL STOCKHOLDERS

This table shows how much EA common stock is owned by the Directors, certain executive officers and owners of more than 5% of the Company's outstanding common stock, as of May 1, 2000.

                AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

---------------------------------------------------------------------------------------------------------------------------------
  TITLE OF                          NAME                                   NUMBER OF          RIGHT TO          PERCENT OF
   CLASS                                                                    SHARES          ACQUIRE /2)/        OUTSTANDING
   COMMON                                                                 OWNED /(1)/                            SHARES IN
   STOCK                                                                                                           CLASS
---------------------------------------------------------------------------------------------------------------------------------
     A           Janus Capital Corporation  /(3)/                           9,028,315           --                 14.0
---------------------------------------------------------------------------------------------------------------------------------
     A           Montag & Caldwell, Inc. /(4)/                              8,250,045           --                 12.8
---------------------------------------------------------------------------------------------------------------------------------
     A           Putnam Investment Management Company /(5)/                 7,602,436           --                 11.8
---------------------------------------------------------------------------------------------------------------------------------
     A           T. Rowe Price Associates Inc./(6)/                         6,486,100           --                 10.1
---------------------------------------------------------------------------------------------------------------------------------
     A           Lawrence F. Probst III                                        40,338         774,200               1.3
---------------------------------------------------------------------------------------------------------------------------------
     A           John Riccitiello                                               3,586          65,000                *
---------------------------------------------------------------------------------------------------------------------------------
     A           Don A. Mattrick                                                5,701         185,167                *
---------------------------------------------------------------------------------------------------------------------------------
     A           E. Stanton McKee, Jr.                                        141,126         114,300                *
---------------------------------------------------------------------------------------------------------------------------------
     A           William B. Gordon                                             22,446         148,000                *
---------------------------------------------------------------------------------------------------------------------------------
     A           M. Richard Asher                                              85,204          46,012                *
---------------------------------------------------------------------------------------------------------------------------------
     A           William J. Byron                                              25,245          62,679                *
---------------------------------------------------------------------------------------------------------------------------------
     A           Daniel H. Case III                                                 0          45,812                *
---------------------------------------------------------------------------------------------------------------------------------
     A           Gary M. Kusin                                                    649          13,512                *
---------------------------------------------------------------------------------------------------------------------------------
     A           Timothy Mott                                                  70,164          49,812                *
---------------------------------------------------------------------------------------------------------------------------------
     A           All executive officers and Directors as a group (14
                 persons) /(7)/                                               412,045       1,817,834               3.5
---------------------------------------------------------------------------------------------------------------------------------
     B           News America Incorporated/(8)/                             2,000,000           --             33.3/(10)(11)/
---------------------------------------------------------------------------------------------------------------------------------
     B           America Online Inc. /(9)/                                  4,000,000           --             66.7/(10)(11)/
---------------------------------------------------------------------------------------------------------------------------------

______________________
* Less than 1%
/(1)/ Unless otherwise indicated in the footnotes, includes shares for which the named person:
          . has sole voting and investment power, or . has shared voting and investment power with his or her spouse
        Excludes shares that may be acquired through stock option exercises

/(2)/ Shares that can be acquired through stock option exercises within 60 days of May 1, 2000

/(3)/ Based on information contained in a report on Schedule 13-G filed with the SEC on January 11, 2000.

        The address for Janus Capital Corporation is 100 Fillmore Street, Denver, Colorado 80206-4928.

/(4)/ Based on information contained in a report on Schedule 13-F filed with the SEC on March 31, 2000.

        The Address for Montag & Caldwell, Inc. is 3343 Peachtree Road, 1100 Atlanta Financial Center, Atlanta, Georgia 30326-1450.

/(5)/ Based on information contained in a report on Schedule 13-F filed with the SEC on March 31, 2000. Certain Putnam Investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.), are considered "beneficial owners" in the aggregate of the number of shares, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients.

        The Address for Putnam Investment Management Company is One Post Office Square, Boston, Massachusetts 02109.

/(6)/ Based on information contained in a report on Schedule 13-G filed with the SEC on April 20, 2000.

        The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

/(7)/ In addition to the officers and Directors named in this table, four other executive officers are members of the group.

/(8)/ The address for News America Incorporated is 1211 Avenue of the Americas, New York, New York 10036.

/(9)/ The address for America Online Inc. is 22000 AOL Way, Dulles, Virginia 20166.

/(10)/ On an "as voted" basis, News America holds sixteen hundredths of one percent (.16%) of the voting shares of the Company and AOL holds thirty-two hundredths of one percent (.32%).

/(11)/ Excludes 24 million Class B common shares nominally issued to the Company as its Retained Interest in the Class B common stock, 8 million shares reserved for the equity incentive plans for employees and contractors and 2 million shares reserved for issuance upon exercise of a warrant held by AOL. On a fully allocated basis, AOL and News America Incorporated hold 10 percent and 5 percent, respectively, of the Class B common stock.

STOCK PRICE PERFORMANCE GRAPH

     .
The following graph shows a five-year comparison of cumulative total returns in the period from March 31, 1995 through March 31, 2000, for the Company's common stock, Nasdaq Market Composite Index and Hambrecht & Quist High Technology Index, each of which assumes an initial value of $100.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of EA's common stock.

STOCK PRICE PERFORMANCE GRAPH

   Measurement    Electronic Arts Inc.   Hambrecht & Quist   Nasdaq Market
      Period                                Technology         Composite
     3/31/95            $100                   $100               $100
     3/31/96             117                    136                135
     3/31/97             117                    156                149
     3/31/98             208                    233                224
     3/31/99             194                    312                295
     3/31/00             348                    773                582

Information presented is as of the end of each fiscal year ended March 31/st/. This graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934 as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE


COMPENSATION OF EXECUTIVE OFFICERS

This table shows compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers for the last three fiscal years. We refer to all of these officers as the "Named Executive Officers".

                                                          SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                                 Annual Compensation                             Compensation
                                    -----------------------------------------------------------------------------------------------
                                                                       Other Annual   Securities Underlying     All Other
Name and Principal Position    Year  Salary /(1)/  Bonus /(2)/         Compensation         Options(#)       Compensation($)/(3)/
---------------------------    ----  ------------  -----------         ------------         ----------       ----------------------
Lawrence F. Probst III         2000  $    590,257       511,500             ---                 85,000           $    957
  Chairman and Chief           1999       572,347       522,620             ---                 85,000                912
  Executive Officer            1998       537,616       408,400             ---                250,000                594

John Riccitiello               2000       479,295       355,673             ---                 80,000                792
  President and Chief          1999       431,886       437,325             ---                 60,000                567
  Operating Officer            1998       184,731       446,890/(4)/        ---                300,000            209,929/(5)/

Don A. Mattrick                2000       473,507       348,500                                 80,000                ---
  President, Worldwide         1999       429,991       386,325             ---                 70,000                ---
  Studios                      1998       316,194       283,522             ---                150,000             41,361/(6)/

E. Stanton McKee, Jr.          2000       393,062       249,500                                 35,000                957
  Executive Vice President,    1999       370,561       287,245             ---                 40,000                567
  Chief Financial and          1998       340,443       243,103             ---                150,000                594
  Administrative Officer

William B. Gordon              2000       367,372       272,000                                120,000                902
  Executive Vice President     1999       347,578       300,696             ---                 30,000                567
  and Chief Creative Officer   1998       313,231       205,939             ---                105,000                594

_______________________________________
/(1)/ Includes salary actually received during fiscal year, pre-tax health care contributions, and for U.S. officers deferred compensation for
        Section 125 Flexible Spending Account and Dependent Care Account (if elected) and Section 401(k) Plan contributions and employer matching contributions.
/(2)/   Represents bonuses earned during the fiscal year.
/(3)/ Represents Company paid term life insurance premiums for the benefit of executive officers.
/(4)/ Mr. Riccitiello joined the Company during the 1998 fiscal year and received a $250,000 one time signing bonus.
/(5)/ Represents $209,582 relocation expenses and $347 Company paid term life insurance premiums paid to Mr. Riccitiello in 1998.
/(6)/ Represents $41,064 relocation expenses and $297 Company paid term life insurance premiums paid to Mr. Mattrick in 1998.

STOCK OPTION GRANTS
-------------------


STOCK OPTION GRANTS

This table shows stock option grants to the Named Executive Officers during the last fiscal year. All the grants listed below were made pursuant to the Company's 1991 Plan for Class A common stock. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective 10 year terms. This hypothetical gain is based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective ten year option terms. Actual gains, if any, on option exercises are dependent on the future performance of EA's common stock. The hypothetical gains show in this table are not intended to forecast possible future appreciation, if any, of the stock price.

Options Granted in Fiscal 2000

                                                   Percent of                                         Potential Realized Value at
                              Number of           Total Options                                         Assumed Annual Rates of
                              Securities            Granted to         Exercise                       Stock Price Appreciation for
                              Underlying           Employees in        Price Per     Expiration             Option Term/(3)/
                            Options Granted         FY2000/(1)/        Share/(2)/       Date             5%             10%
                            ---------------         ----------         ---------     ----------         ---            ---
Lawrence F. Probst III               85,000             2.1977         $   59.75        8/13/09      3,193,999      8,094,220
John Riccitiello                     80,000             2.0684         $   59.75        8/13/09      3,006,116      7,618,089
Don A. Mattrick                      80,000             2.0684         $   59.75        8/13/09      3,006,116      7,618,089
E. Stanton McKee, Jr.                35,000             0.9049         $   59.75        8/13/09      1,315,176      3,332,914
William B. Gordon                   120,000             3.1026         $   59.75        8/13/09      4,509,174     11,427,133

/(1)/     The Company granted 3,867,697 options to employees in fiscal 2000.
/(2)/ Stock options were granted at an exercise price equal to the closing bid price of the Company's common stock on August 13, 1999 on the Nasdaq National Market. All of the above options became exercisable as to 6% on October 1, 1999 and thereafter at a rate of 2% per month for the next 47 months (except one-half of Mr. Gordon's grant). The remaining 60,000 shares issued under Mr. Gordon's grant will be fully vested and exercisable 5 years from grant date.
/(3)/ Based on 62,343,345 shares of the Company's Class A common stock outstanding as of August 13, 1999 and a closing bid price of common stock that day of $59.75, the following gains for all stockholders, assuming a ten year term, would be:

               5% stock price appreciation      10% stock price appreciation
               ---------------------------      ----------------------------
                   $2,342,641,832                     $5,936,714,353

OPTIONS EXERCISED


This table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.



2000 Aggregated Option Exercises and March 24, 2000 Option Values

                                                                            Number of Securities          Value of Unexercised
                                  Number of                                Underlying Unexercised         In-the-Money Options
                               Shares Acquired                            Options at March 24, 2000      at March 24, 2000/(2)/
                                 on Exercise    Value /(1)/ Realized  Exercisable      Unexercisable  Exercisable   Unexercisable
                                 -----------    --------------------  -----------      -------------  ------------  -------------
Lawrence F. Probst III               100,000             $ 9,289,375      751,400            344,100  $ 45,360,425    $12,361,856
John Riccitiello                      78,000               6,221,625       47,600            314,400     1,420,125     10,558,500
Don A. Mattrick                      109,500               6,908,688      160,667            271,433     7,406,359      9,790,897
E. Stanton McKee, Jr.                155,000              11,654,688      103,800            181,200     4,739,525      6,717,663
William B. Gordon                     25,000               1,260,938      136,000            156,500     5,959,075      3,705,456

_______________________________________________
/(1)/     This number is calculated by:
          .    The market value on the date of exercise,
          .    Subtracting the option exercise price from the market value on the date of exercise to get the realized value per share, and
          .    Multiplying the realized value per share by the number of
               options exercised.

/(2)/     This number is calculated by:
          . Subtracting the option exercise price from the fair market value of the Company's Class A common stock at the close of business on March 24, 2000 ($76.0625) to get the value per option, and
          . Multiplying the value per option by the number of exercisable and unexercisable options.



EMPLOYMENT AND SEVERANCE AGREEMENTS


EA currently has no employment contracts with any Named Executive Officer or severance arrangements with respect to their resignation or termination of employment, except that outstanding options under the 1991 Plan, including those held by executive officers, may immediately vest in connection with certain changes in control or ownership of the Company, unless the successor company assumes or replaces those options.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

Responsibilities and Composition of the Compensation Committee

     The Compensation Committee currently consists of Mr. Asher, Mr. Byron and Mr. Case. None of these members is a current or past employee of EA or any of its subsidiaries, nor are any of them eligible to participate in any of the executive compensation programs of the Company. Each of the members is a "non-employee Director" as defined by the Securities Exchange Commission. In addition, each meets the definition of "outside Director" for the purposes of administering the compensation programs to meet the tax deductibility criteria under Section 162(m) of the Internal Revenue Code.

     The Compensation Committee reviews and approves the compensation philosophy and policies for the Company's executives and reviews the salaries, bonuses and stock incentives of each of the executive officers including the Chief Executive Officer. The Compensation Committee also administers the Company's equity compensation plans including the 1991 and 2000 Plans for all employees and the bonus plan for executive officers.

Compensation Philosophy and Challenges

EA's compensation philosophy for executives relies on two basic principles. First, a significant portion of each executive's compensation should be in the form of equity to align the executives' interests with those of EA's stockholders. Second, a significant portion of each executive's cash compensation should be performance based and "at risk" varying from year to year, depending on EA and the individual meeting financial and other performance measures.

In the last fiscal year, competitive recruiting efforts aimed at EA's executives continued. We also continued to recruit for key talent and executives. Our competition for attracting and retaining talent broadly encompasses the three market segments in which EA operates: entertainment, high technology and consumer packaged goods.

The competitive marketplace for seasoned and proven executives, as well as key creative talent is increasingly fierce. EA's leading position within the interactive entertainment industry makes it a prime target for recruiting of executives and key creative talent to assist in the consolidation that the interactive entertainment industry is experiencing.

The Company has continued to build its senior management team during the last fiscal year and has been successful in attracting talent from our industry and other market segments to add management depth and experience to the organization. We continue to look at creative new methods using our compensation programs to successfully recruit new talent into the organization while maintaining parity with compensation of current key executives.

As a leading technology based content creation company, EA is also a recruiting target for internet based companies. The competition for talent could not be more prevalent than in our own backyard of Silicon Valley. As such, we have been faced with the mounting solicitation for our prime executive talent. Our executives and their experience are attractive candidates for leadership of small start-up companies, particularly those in the internet markets. The high market valuations, large equity positions for key executives and fast stock price appreciation of these companies make their compensation packages attractive to those who are already working in a more mature market segment, thus making it difficult for EA to compete for attraction and retention of executive talent. The creation of EA.com and the Class B equity program will be a key compensation and reward tool for us to be able to compete in the attraction and retention of key executive internet talent while also providing the opportunity to retain our current executives from external internet competition.

The other challenge facing us is the escalating costs and shortage of housing in the Northern California Bay Area where the majority of our executives are based. We are better positioned than other companies with our distributed global organization but this challenge for our Bay Area operations remains. We are reevaluating our relocation and housing assistance policies to accommodate what has been unprecedented market appreciation and growth.

Continuing to shape and develop our compensation practices to create compensation packages that allow EA to compete for the best talent across all three business segments, while maintaining parity with compensation of current key executives, remains a challenge and priority for the Company. We are continuously reevaluating alternative and creative compensation plans to address this challenge, with a particular focus on retaining and recruiting key creative talent and staff for the Company's Studio and Online businesses. As we continue to build and develop the EA.com organization, we will be challenged with maintaining the internal equity for our executives who work in our core business and those that are recruited into our Online business.

Data Considered and Process Used

     In fiscal 2000 EA's Human Resources Department gathered executive compensation data from nationally recognized surveys for the multiple markets mentioned above and provided this data to the Compensation Committee. The data was compiled from numerous companies with median sales approximately equal to those of the Company. The factors used to determine the participants in the survey included annual revenues, industry, growth rate and geography. Companies included in this data were from High-Technology, Entertainment, Information Services and Internet segments. Sales growth and operating profit in particular were evaluated to ensure that the survey companies had a record of financial success. The companies in the compensation survey overlap considerably with the companies contained in the Hambrecht & Quist High Technology Index ("H & Q Index"). Additional companies included in the survey group were judged to be relevant because they compete for executive talent with EA. Other companies were excluded from the survey either because they were determined not to be competitive with EA for executive talent, or because compensation information was unavailable.

     The Company's executive level positions, including the CEO, were matched to comparable survey positions and competitive market compensation levels to determine base salary ranges, target incentives and target total cash compensation. Equity compensation practices in the high-tech industry were also reviewed. EA's Human Resources Department participated in comprehensive surveys such as the IQuantic Equity Practices Survey for the High Technology Industry to assist in determining appropriate equity level compensation.

     This competitive market data is reviewed by the Human Resources Department with the CEO for each executive level position, and with the Compensation Committee for the CEO and other key executives. In addition, each executive officer's performance for the last fiscal year and objectives for the subsequent year are reviewed in written form. The Compensation Committee also considers each executive's responsibility level and the Company's fiscal performance compared to objectives and potential performance targets for the subsequent year.

Executive Compensation

Executive compensation is awarded by the Compensation Committee in three components: base salary, cash incentive bonus and equity incentives.

     Base Salary. Base salaries have been established at the approximate 75th percentile of comparable positions at companies included in the survey. In addition, the Compensation Committee considered each executive's performance over the last year as reported by the CEO as well as each executive's responsibility level. For fiscal year 2000, executive officers' base salaries were at the approximate 75th percentile of salary levels in effect for comparable positions with survey companies. Increases for the Named Executive Officers were effected in October 1999 and constituted an average increase of approximately 7.47 percent over the prior year and increases for all executive officers constituted an average increase of approximately 5.83 percent of the prior year's base salaries.

     Incentive Bonus. The fiscal 2000 Bonus Plan was adopted by the Committee in September 1999. The Committee assigned a target bonus to each executive officer (expressed as a percentage of that executive's base salary), and approved the overall mechanics and structure of the Bonus Plan. The bonus for each executive, excepting Mr. Gordon, was divided into two (2) parts, one part based on EA's financial performance for the fiscal year and one part discretionary based on the executive's job performance. Mr. Gordon's bonus was based on a factor of content quality and creativity along with financial performance across EA's worldwide studios.

     Stock Options. In August 1999 the Committee made stock option grants to certain executive officers including the CEO. See "Options Granted in Fiscal 2000" above. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, annually to provide continuing incentives for continued performance employment and occasionally, to achieve equity within a peer group.

     The Calendar Year 1999 annual stock option grants were made by the Committee as performance incentives for continuing employment by the Company. The number of shares subject to each stock option granted to an executive officer was calculated to achieve a future value in unvested options equal to a multiple of each executive's annual base salary assuming both growth and stock appreciation. All grants were made at fair market value on the date of grant and vest as described in the "Options Granted in Fiscal 2000" above.

Fiscal Year 2000 CEO Compensation

     Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general.

     Effective October 1, 1999 the Compensation Committee reinforced EA's philosophies of pay for performance and ensuring a significant portion of cash compensation "at risk" and performance based by increasing Mr. Probst's performance bonus target from 85% to 100% of his base salary and only nominally adjusting the base salary for Mr. Probst with a 2.5% increase, effective until the next review cycle in October 2000. Rather than provide a larger base salary increase commensurate with market movement, the Compensation Committee used market compensation data discussed above to increase the percentage of Mr. Probst's total cash compensation as incentive pay tied to the success of the Company. For fiscal year 2000 and ongoing into Fiscal Year 2001, Mr. Probst's bonus target is based 70 percent on EA's financial performance and 30 percent on the Committee's evaluation of his performance to achieve these goals. With this change, Mr. Probst's overall cash compensation in Fiscal Year 2000 increased approximately 10.8% percent over the prior fiscal year.

     In August, 1999 the Compensation Committee also approved a new stock option grant to Mr. Probst for 85,000 shares of Class A common stock based upon the retention and incentive factors discussed above, taking into account prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Probst already owned as of August 1999. The grants reflect the Committee's continuing policy to subject a substantial portion of his overall compensation each year to the market performance of the Company's common stock and to maintain his option holdings at a level consistent with that for other chief executive officers of the survey companies in the industry.

Tax Law Limits on Executive Compensation

     Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Company has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices of flexibility and corporate objectives.

     With respect to equity compensation arrangements, the Committee has structured its current stock option arrangements in a manner intended to achieve tax deductibility of such amounts. With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m). For the CEO, cash compensation in fiscal year 2000 slightly exceeded the Section 162(m) threshold. Although the excess will reduce the tax deduction available to EA, that amount will not be material. While the Compensation Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the only factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).


                            Compensation Committee
                            ----------------------
                               M. Richard Asher
                               William J. Byron
                              Daniel H. Case III

OTHER INFORMATION
-----------------

CERTAIN TRANSACTIONS

EA and John Riccitiello, President and COO, entered into a residential lease dated October 13, 1997 in connection with Mr. Riccitiello's employment by EA and relocation from Illinois to California. The lease has a five year term and provides for monthly payments by Mr. Riccitiello of $7,500.00. Mr. Riccitiello is responsible for maintenance and EA is responsible for taxes and insurance. Mr. Riccitiello has an option to purchase the residence at EA's acquisition cost, plus the costs of improvements made by EA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Security Exchange Act of 1934 requires EA's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of EA's equity securities, to file reports of ownership and changes in ownership of common stock and other equity securities of EA. We have adopted procedures to assist EA's Directors and officers in complying with these requirements, which include assisting officers and Directors in preparing forms for filing. The company believes that EA's officers, Directors and greater than 10% stockholders complied with all Section 16 (a) filing requirements during fiscal year ended March 24, 2000.

INDEPENDENT CERTIFIED PUBLIC AUDITORS

Our Board has selected KPMG LLP as the Company's independent public auditors for the current fiscal year. They have served the Company since 1987.
Representatives of KPMG LLP are expected to attend the meeting in order to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

If you want us to consider including a proposal in our 2001 Proxy Statement, you must deliver it to the Company's Corporate Secretary at our principal executive office no later than March 30, 2001.

OTHER BUSINESS

The Board does not know of any other matter that will be presented for consideration at the Meeting except as specified in the notice of the Meeting. If any other matter does properly come before the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                       By Order of the Board of Directors

                              /s/ Ruth A. Kennedy

                                Ruth A. Kennedy
                     Senior Vice President, General Counsel
                                 and Secretary

APPENDIX
--------

2000 Employee Stock Purchase Plan

     History. The Purchase Plan was adopted by the Board on May 25, 2000. The following discussion describes the terms of the 2000 Purchase Plan.

     Purpose. The purpose of the Purchase Plan is to provide employees of the Company with a convenient means of acquiring Class A common stock of the Company through payroll deductions, to enhance the employees' sense of participation in the affairs of the Company and subsidiaries, and to provide an incentive for continued employment.

     Administration. The 2000 Purchase Plan will be administered by the Board. The interpretation by the Committee of any provision of the 2000 Purchase Plan is final and binding on all participating employees.

     Eligibility. All employees of the Company (including Directors who are employees), or any parent or subsidiary, are eligible to participate in the 2000 Purchase Plan except the following: (i) employees who are not employed by the Company on the 15th day of the month before the beginning of an Offering Period (as defined below); (ii) employees who are customarily employed for less than 20 hours per week; (iii) employees who are customarily employed for less than 5 months in a calendar year; and (iv) employees who, pursuant to Section 424(d) of the Code, own or hold options to purchase or who, as a result of participation in the 2000 Purchase Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary. At the last reported headcount on May 21, 2000, approximately 2,600 employees were eligible to participate in the 2000 Purchase Plan.

     Participation. Each offering of common stock under the 2000 Purchase Plan is for a period of one year (the "Offering Period"). Offering Periods commence on the first business day of March and September of each year. The first day of each Offering Period is the "Offering Date" for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of two six-month purchase periods (each a "Purchase Period") commencing on the first business day of March and September. The last day of each Purchase Period is a "Purchase Date."

     Employees may participate in the 2000 Purchase Plan during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than 2% or more than 10% of the employee's base salary, wages, commissions, overtime, shift premiums and bonuses plus draws against commissions, unreduced by the amount by which the employee's salary is reduced pursuant to Sections 125 or 401(k) of the Code. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the 2000 Purchase Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period but may only lower the rate of payroll deductions during the current Purchase Period. Not more than one change may be made effective during any one Purchase Period.

     In any given Purchase Period, no employee may purchase more than (a) twice the number of shares that could have been purchased with the payroll deductions if the purchase price were determined by using 85% of the fair market value of a share of the Company's common stock on the Offering Date or (b) the maximum number of shares set by the Board. In addition, no employee may purchase shares at a rate that, when aggregated with all other rights to purchase stock under all other employee stock purchase plans of the Company, or any parent or subsidiary of the Company, exceeds $25,000 in fair market value (determined on the Offering Date) for each year.

     Purchase Price. The purchase price of shares that may be acquired in any Purchase Period under the 2000 Purchase Plan is 85% of the lesser of (a) the fair market value of the shares on the Offering Date of the Offering Period in which the participant is enrolled or (b) the fair market value of the shares on the Purchase Date. The fair market value of the Class A common stock on a given date is the closing bid price of the Class A common stock on the immediately preceding business day as quoted on the Nasdaq National Market. On May 1, 2000, the closing bid price of the Company's common stock was $58.8125.

     Purchase of Stock. The number of whole shares an employee may purchase in any Purchase Period is determined by dividing the total amount of payroll deductions withheld from the employee during the Purchase Period pursuant to the 2000 Purchase Plan by the price per share determined as described above, subject to the limitations described above. The purchase takes place automatically on the last day of the Purchase Period.

     Withdrawal. An employee may withdraw from any Offering Period at any time at least 15 days prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Purchase Plan.

     Termination of Employment. Termination of an employee's employment for any reason, including retirement or death, immediately cancels the employee's participation in the 2000 Purchase Plan. In such event, the payroll deductions credited to the employee's account will be returned to such employee or, in case of death, to the employee's legal representative.

     Adjustment Upon Changes in Capitalization. The number of shares subject to any option, and the number of shares issuable under the 2000 Purchase Plan, is subject to adjustment in the event of a recapitalization of the Company's common stock. In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate and the Board may, in its sole discretion, give participants the right to purchase shares that would not otherwise be purchasable until the last day of the applicable Purchase Period.

     Tax Treatment of the Participant. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the 2000 Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift, or dies.

     If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

     If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance), within either the one-year or the two-year holding periods described above (in any case a "disqualifying disposition"), the employee will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income. Ordinary income recognized by an employee upon a disqualifying disposition constitutes taxable compensation that will be reported on a W-2 form. We take the position that this income is not subject to withholding.

     Tax Treatment of the Company. The Company is entitled to a deduction in connection with the disposition of shares acquired under the 2000 Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. The Company treats any transfer of record ownership of shares, including transfer to a broker or nominee or into "street name," as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the 2000 Purchase Plan.

New Plan Benefits Table

This table shows the purchase of Class A common stock which would have been received by each of the Named Executive Officers, all executive officers as a group (9 persons) and all employees as a group, for the last completed fiscal year if the 2000 Purchase Plan had been in effect during the last fiscal year. The table reflects the Purchase Price and Number of Shares from the 1991 Purchase Plan. The purchases of stock are made at the discretion of participants subject to common limitations. Future purchases under the Purchase Plan cannot be determined.

               Electronic Arts 2000 Employee Stock Purchase Plan

                                                                            Distribution Period
                                                              --------------------------------------------------

                                                              2/26/99 through 8/30/99    8/31/99 through 2/28/00
                                                              -----------------------   ------------------------
                                                               Purchase       Number    Purchase         Number
                                                              Price /(1)/   of Shares   Price /(1)/    of Shares
                                                              -----------   ---------   -----------    ---------
Lawrence F. Probst III                                        $  32.4063          302   $  58.2781           363
John Riccitiello                                                       0            0      58.2781           364
Don A. Mattrick                                                  32.4063           24      58.2781           364
E. Stanton McKee, Jr.                                            32.4063          429      58.2781           270
William B. Gordon                                                32.4063          124      58.2781           316

All executive officers as a group (9 persons)                    32.4063-                  34.0531-
                                                                 34.0531        1,953      58.2781         2,563
All employees, including all current officers who are not        32.4063-                  34.0531-
 executive officers, as a group                                  34.0531       89,703      58.2781        55,461


_______________________________
/(1)/ Purchase price depends on the specific purchase period (as defined in the 2000 Purchase Plan) in which an individual is enrolled.

Proposed Adoption of the 2000 Stock Purchase Plan. At the Meeting, stockholders will be asked to approve the 2000 Stock Purchase Plan and to reserve 500,000 shares for issuance thereunder. No shares to date have been granted or issued on the basis of such proposed approval.

REQUESTS TO THE COMPANY

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one (1) business day of receipt of such request, a copy of the 2000 Purchase Plan requested. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, California 94065 - telephone number (650) 628-1500.

                              ELECTRONIC ARTS INC.
                 PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the "Company") hereby appoints Lawrence F. Probst III and E. Stanton McKee, Jr., and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held at the Company headquarters, 209 Redwood Shores Parkway, Redwood City, CA 94065 on July 27, 2000, at 3:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

1.  ELECTION OF DIRECTORS
     [_]  FOR all nominees listed below    [_]  WITHHOLD AUTHORITY to vote for
          (except as marked to the              the nominees listed below
          contrary below)
    Nominees: M. Richard Asher, William J. Byron, Daniel H. Case III, Gary M. Kusin, Timothy Mott, Lawrence F. Probst III

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the following line:
________________________________________________________________________
2.  APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN
     [_]  FOR                    [_]  AGAINST              [_]  ABSTAIN
3.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     [_]  FOR                    [_]  AGAINST              [_]  ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

                                  (Continued and to be executed on reverse side)

          (Continued from other side)

     THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     The undersigned hereby acknowledges receipt of (a) the Notice of 2000 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the year ended March 31, 2000.

                                    Please sign exactly as your name(s) appears on your stock certificate. If shares are held in the names of two or more persons (including husband and wife, as joint tenants or otherwise) all persons must sign. If shares are held by a corporation, the proxy should be signed by the president or vice president and the secretary or assistant secretary. Fiduciaries who execute the proxy should give their full title.

                                    ____________________________________________
                                                            Signature
                                    ____________________________________________
                                                            Signature
                                    Dated:                        , 2000